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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                        August 7, 2006 (August 1, 2006)

                              CONCORD CAMERA CORP.
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)



       New Jersey                                        13-3152196
-------------------------------                   -------------------------
(State or other jurisdiction                           (I.R.S. Employer
 of incorporation)                                 Identification Number)

                                     0-17038
                            (Commission File Number)


    4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida 33021
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On August 1, 2006, Concord Camera HK Limited ("CCHK"), a wholly owned subsidiary of Concord Camera Corp. (the "Company"), accepted a proposal from The Hongkong and Shanghai Banking Corporation Limited ("HSBC") dated July 11, 2006 (the "July Agreement") to renew the existing demand financing facilities between CCHK and HSBC.

The terms and conditions of the July Agreement are identical to the terms and conditions of the proposal from HSBC dated January 4, 2006 (the "January Agreement") that were previously disclosed in the Company's periodic reports and in the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2006.

Pursuant to the January Agreement, CCHK agreed to provide HSBC with security over cash deposits in the amount of US$6.2 million in addition to the existing US$2 million security over cash deposits that CCHK provided to HSBC pursuant to the HSBC proposal dated September 20, 2005. Under the July Agreement, HSBC will continue to hold the aggregate security over cash deposits of US$8.2 million previously provided by CCHK. The security covers an import facility of US$7.7 million and a guarantee facility of Euros 380,000 (equal to approximately US$500,000).

A copy of the July Agreement is attached hereto and incorporated herein by reference. In case of any inconsistency between the discussion of the terms of the July Agreement provided herein and the provisions of the July Agreement, the provisions thereof shall govern.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a) On August 1, 2006, Concord Camera HK Limited, a wholly subsidiary of Concord Camera Corp. (the "Company"), accepted a proposal from The Hongkong and Shanghai Banking Corporation Limited to renew the existing demand financing facilities under the identical terms and conditions set forth in the bank's previous proposal dated January 4, 2006. For further discussion of the proposal, see Item
1.01 above and reports previously filed by the Company with the Securities and Exchange Commission.

ITEM 8.01 OTHER EVENTS.

The Board of Directors of Concord Camera Corp. (the "Company") has set Thursday, December 14, 2006 as the date of the Company's Annual Meeting of Shareholders (the "Annual Meeting") and fixed the close of business on Wednesday, October 18, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

As set forth in the Company's proxy statement delivered to shareholders of record on or about December 27, 2005 in connection with the Company's previous Annual Meeting held on February 2, 2006, (i) proper shareholder proposals received by the Company no later than August 29, 2006 will be considered for inclusion in the Company's proxy materials for the Annual Meeting; and (ii) if a shareholder notifies the Company of an intent to present a proposal at the Annual Meeting at any time after November 12, 2006 (and for any reason the proposal is voted on at the Annual Meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in the Company's proxy materials.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.

Exhibit         Description
No.             of Exhibit
---             ----------

10.1 Letter agreement between HSBC and CCHK, dated July 11, 2006, relating to the renewal of certain financing facilities provided to CCHK and the conditions thereof


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CONCORD CAMERA CORP.


Date:  August 4, 2006                  By:    /s/ Scott L. Lampert
                                          --------------------------------------
                                           Scott L. Lampert,
                                           Vice President, General Counsel and
                                           Secretary



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